UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2024
RUSH STREET INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39232	84-3626708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
900 N. Michigan Avenue, Suite 950
Chicago, Illinois 60611
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (773) 893-5855
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RSI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of a New Director

On December 16, 2024, the board of directors (the “Board”) of Rush Street Interactive, Inc. (the “Company”) re-instituted the size of the Board from eight to nine directors, and appointed Mr. Thomas Winter as a Class III director, effective immediately. Mr. Winter’s term as a Class III director continues until the Company’s 2026 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Board committee memberships will be determined at a later date.

Mr. Winter most recently served as the General Manager of North America iGaming at DraftKings Inc. (Nasdaq: DKNG) from May 2022 to September 2023. Before that, he founded Golden Nugget Online Gaming, Inc. (Nasdaq: GNOG), an online casino and sports betting operator, in September 2013 and served as its President from December 29, 2020 until it was acquired by DraftKings Inc. in May 2022. Between 2013 and 2020, Mr. Winter had served as the Senior Vice President and General Manager of the online gaming division of Landry’s LLC, an entertainment, hospitality and gaming conglomerate and Golden Nugget Online Gaming’s former indirect parent. Prior to 2013, Mr. Winter served in various senior and advisory roles in the gaming industry, including as Chief Operating Officer, then as Chief Executive Officer, of Betclic, a major European online sports betting and gaming operator from 2008 to 2011, and Chief Operating Officer of Expekt.com in 2009, a sister company of Betclic and a pioneer brand in the online gaming industry. Mr. Winter was a non-executive director for Metro Play, the online gaming arm of the Daily Mail Group Media, from 2012 until its sale in 2014, a non-executive director for Groupe Paris Turf, the leading horse racing media group in France, in 2013, and an advisory board member then a board observer for Superbet, one of the largest online gaming operators in Central and Eastern Europe, between 2018 and 2022. In October 2024, Mr. Winter was appointed as a board member and senior advisor of Awager, an innovative iGaming live streaming technology provider backed by Oaktree Capital Management. Mr. Winter holds a Master in Management - Grande Ecole from ESSEC business school in Paris.

Mr. Winter was selected to serve on the Board because of his deep expertise in the online gaming and sports betting industry, along with his strong leadership, financial and marketing experience. Mr. Winter was designated for appointment to the Board by Rush Street Interactive GP, LLC, in its capacity as the Seller Representative under that certain Investor Rights Agreement, dated as of December 29, 2020, entered into in connection with the previously consummated business transaction with dMY Technology Group, Inc.

The Board has determined that Mr. Winter qualifies as an independent director and meets the applicable independence requirements of the Company, NYSE and the Securities and Exchange Commission. There are no arrangements or understandings between Mr. Winter and any other person pursuant to which Mr. Winter was selected to serve as a director of the Company. Mr. Winter does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no related person transactions or relationships between Mr. Winter and the Company that are required to be reported under Item 404(a) of Regulation S-K in this Current Report on Form 8-K.

Mr. Winter will receive compensation for his service on the Board consistent with the Company’s compensation program for certain of its non-founder and non-employee directors as described under “Director Compensation” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 25, 2024 and incorporated herein by reference.

In connection with Mr. Winter’s appointment to the Board, the Company and Mr. Winter entered into the Company’s standard form of indemnification agreement, the form of which was previously filed by the Company as Exhibit 10.25 to the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2021.

Item 7.01    Regulation FD Disclosure.
On December 19, 2024, the Company issued a press release announcing the appointment of Mr. Winter to the Board. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information included in Item 7.01 of this Current Report and related Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended

(“Exchange Act”), or otherwise subject to liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 19, 2024, announcing the appointment of Thomas Winter as a director.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH STREET INTERACTIVE, INC.

	By:	/s/ Kyle Sauers
Name: Kyle Sauers
Title: Chief Financial Officer

Dated: December 19, 2024